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                                                                    EXHIBIT 4.1

                                CKS GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT


         This Declaration of Registration Rights ("Declaration") is made as of March 12, 1997, by CKS Group, Inc., a Delaware corporation ("CKS"), for the benefit of Gormley & Partners Inc., a Connecticut corporation (the "Company"), acquiring shares of the Common Stock of CKS pursuant to that Asset Purchase Agreement dated as of March 12, 1997, (the "Agreement") among CKS, the Company, GP Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of CKS and the shareholders of the Company on the date hereof (the "Shareholders").

         1.      Definitions.  As used in this Declaration:

                 (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                 (b)      "Act" means the Securities Act of 1933, as amended.

                 (c)      "Closing Date" means the Closing Date as defined in
Article II of the Agreement.

                 (d) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

                 (e) "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the judgment of CKS, such registration statement or the related Prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) "Registrable Securities" means shares of CKS Common Stock issued to the Company as part of the Acquisition Consideration Amount pursuant to the Agreement.

                 (g)      "SEC" means the Securities and Exchange Commission.

                 Terms not otherwise defined herein have the meanings given to them in the Agreement.

         2. Registration. CKS shall use commercially reasonable efforts to cause the Registrable Securities held by the Company to be registered under the Act, so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective, a registration statement in such form as is then available under
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the Act covering the Registrable Securities each time Registrable Securities are issued to the Company pursuant to the Agreement; provided, that the Company shall provide all such information and materials relating to the Company and take all such action as may be required in order to permit CKS to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of CKS pursuant to this Agreement. The offerings made pursuant to such registration shall not be underwritten. Notwithstanding the foregoing, CKS shall not be required to cause the Registrable Securities to be registered if CKS legal counsel delivers a legal opinion to the Company that such sale may be effected without registration under the Act.

         3.      Postponement of Registration.

                 (a) Registration. Notwithstanding Section 2 above, CKS shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 90 calendar days after the applicable deadline, if the Board of Directors of CKS, acting in good faith, determines that there exists material non-public information about CKS.

                 (b) Material Event. The Company agrees that, upon receipt of any notice from CKS of the happening of a Material Event, the Company will forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement described in Section 2 until the Company's receipt of copies of supplemented or amended prospectuses prepared by CKS, and, if so directed by CKS, the Company will deliver to CKS (at the expense of CKS) all copies in its possession, other than permanent file copies then in the Company's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall CKS delay causing to be effective a supplement or post-effective amendment to a registration statement pursuant to Section 2 or the related prospectus, for more than 60 consecutive days or 120 days during any 365 consecutive calendar day period.

         4. Obligations of CKS. Except as set forth in Section 2 CKS, shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as provided in Section 2 and to keep such registration statement effective until the earlier to occur of (A) the sale of all of the Registrable Securities so registered and (B) the first anniversary of the issuance of such shares by CKS to the Company; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier to occur of (A) the sale of all of the shares of Registrable Securities so registered and (B) the first anniversary of the issuance of such shares by CKS to the Company; (iii) furnish to the Company such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as the Company may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and




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sold, but only while CKS shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Company shall reasonably request
(provided that CKS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable the Company to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) cause all Registrable Securities to be listed on each securities exchange or National Automated Quotation System on which similar securities issued by CKS are then listed;
(vi) notify the Company upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) so long as the registration statement remains effective, promptly prepare, file and furnish to the Company a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (viii) notify the Company, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (ix) notify the Company promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (x) advise the Company, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         5. Expenses. CKS shall pay the expenses incurred by CKS in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CKS's outside counsel and independent accountants. The Company shall be responsible for all underwriting discounts, commissions and transfer taxes, as well as any other expenses incurred by the Company, including the fees and disbursements of counsel to the Company.

         6. Indemnification. In the event of any offering registered pursuant to this Agreement:

                 (a) CKS will indemnify the Company, each of its officers, directors, and each person controlling the Company within the meaning of
Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based





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on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by CKS of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to CKS in connection with any such registration, qualification or compliance, and will reimburse the Company, each of its officers, directors and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CKS will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to the registration statement (as then amended or supplemented if CKS shall have furnished any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of the Company to a purchaser of the Company's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                 (b) The Company will indemnify CKS, each of its directors and officers, each person who controls CKS within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company and stated to be specifically for use therein and will reimburse CKS, the Company, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company and stated to be specifically for use therein.

                 (c)      Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any





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litigation resulting therefrom, provided that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

                 (d)      The obligations of CKS and the Company under this
Section 6 shall survive the completion of any offering of stock in a registration statement under this Declaration.

         7. Non-Assignment of Registration Rights. The rights to cause CKS to register Registrable Securities pursuant to this Agreement may not be assigned by the Company to any person or entity other than the Shareholders.

         8. Amendment of Registration Rights. This Agreement may be amended by the Company and CKS at any time by execution of an instrument in writing signed on behalf of each of the parties.

         9. Termination. The registration rights set forth in this Agreement shall terminate at such time as all of the Registrable Securities then held by the Company can be sold by the Company in a single 3-month period in accordance with Rule 144 under the Act.

         10. Grant of Additional Registration Rights. The Shareholders acknowledge that CKS may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of CKS on terms which would be negotiated at such time and may be materially different than the terms of this Agreement.

         11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed
(a) if to the Company, at the Company's address as set forth in the securities register of CKS or (b) if to CKS at 10441 Bandley Drive, Cupertino, California 95014.

         12. Governing Law; Interpretation. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.





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         13.     Severability; Survival.  If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

         14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

         15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.





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         IN WITNESS WHEREOF, CKS and the Shareholder have caused this Agreement to be executed as of the date first above written.

                                        CKS GROUP, INC.


                                        By: /s/ Carlton H. Baab
                                            -----------------------------------

                                        Name: Carlton H. Baab
                                            -----------------------------------

                                        Title: Executive Vice President
                                              ---------------------------------


                                        GORMLEY & PARTNERS, INC.


                                        By: /s/ Francis Gormley
                                           -----------------------------------

                                        Name: Francis Gormley
                                              --------------------------------

                                        Title: President
                                              --------------------------------




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